Exhibit 99.1

TSYS Reports Second Quarter Earnings

Columbus, Ga., July 31, 2019  – TSYS (NYSE:  TSS) today reported results for the second quarter of 2019.

 “We were pleased to deliver another quarter of solid performance with increases in net revenue and adjusted diluted EPS, and margin expansion,” said M. Troy Woods, Chairman, President and CEO of TSYS.  “We also remain confident that the combined strengths of merging with Global Payments will enhance shareholder value and create opportunities for our team members and customers.”

Highlights for the second quarter of 2019 vs. 2018:

•	Total revenues were $1.04 billion, an increase of 2.8%. On a constant currency basis (non-GAAP), total revenues increased 3.4%.
•	Net revenue (non-GAAP), which excludes reimbursable items, was $979.9 million, an increase of 2.4%. On a constant currency basis (non-GAAP), net revenue increased 3.1%.
•	Net income attributable to TSYS common shareholders was $162.8 million, an increase of 14.3%. Diluted EPS was $0.91, an increase of 17.5%.
•	Adjusted earnings (non-GAAP) were $226.7 million, an increase of 11.2%. Adjusted diluted EPS (non-GAAP) was $1.27, an increase of 14.4%.
•	Adjusted EBITDA (non-GAAP) was $368.9 million, an increase of 6.9%.

2019 Full Year Guidance

TSYS reiterates its full year 2019 financial guidance which is included on page 16 in the financial schedules of this release. The guidance does not include any impact related to the previously announced merger with Global Payments.

Conference Call

Due to the pending merger with Global Payments, TSYS will not host a conference call/webcast to review the second quarter 2019 financial results.

Non-GAAP Measures

This press release contains information prepared in conformity with U.S. generally accepted accounting principles (GAAP) as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of its consolidated financial information as prepared in accordance with GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure and the most directly comparable GAAP financial measure are presented so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies.

Additional information about non-GAAP financial measures, including, but not limited to, net revenue, revenues measured on a constant currency basis, adjusted earnings, adjusted EBITDA and adjusted diluted EPS, and a reconciliation of those measures to the most directly comparable GAAP measures is included on pages 12 to 16 in the financial schedules of this release.

About TSYS

TSYS® (NYSE: TSS) is a leading global payments provider, offering seamless, secure and innovative solutions across the payments spectrum — for issuers, merchants and consumers. We succeed because we put people and their needs at the heart of every decision to help them unlock payment opportunities.   It’s an approach we call People-Centered Payments®.

Our headquarters are located in Columbus, Ga., U.S.A., with approximately 13,000 team members and local offices across 13 countries. TSYS generated revenue of $4.0 billion in 2018, while processing more than 32.3 billion transactions. We are a member of The Civic 50 and were named one of the 2018 World's Most Ethical Companies by Ethisphere magazine. TSYS is a member of the S&P 500 and routinely posts all important information on its website. For more, visit tsys.com.

Forward-Looking Statements

This press release contains “forward-looking statements” – that is, statements related to future, not past, events. Forward-looking statements often address our expected future business and financial performance and often contain words such as “expect,” “anticipate,” “intend,” “believe,” “should,” “plan,” “potential,” “will,” “could,” and similar expressions. These forward-looking statements include, among others, statements regarding TSYS’ expectations for its financial performance for the full year 2019, and the assumptions underlying such statements. These statements are based on the current beliefs and expectations of TSYS’ management, are based on management’s assumptions and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results or events to differ materially from those contemplated by our forward-looking statements in this press release. Many of these factors are beyond TSYS’ ability to control or predict. These factors include, but are not limited to, the material breach of security of any of TSYS’ systems; TSYS’ ability to integrate acquisitions and achieve the anticipated growth opportunities and other benefits of the acquisitions, particularly the recently completed Cayan acquisition; the effect of current domestic and worldwide economic conditions; risks associated with foreign operations, including adverse developments with respect to foreign currency exchange rates, and in particular with respect to the current environment, adverse developments with respect to foreign currency exchange rates as a result of the United Kingdom’s decision to leave the European Union (Brexit) and the uncertainty over the terms and timing of the expected departure; expenses incurred associated with the signing of a significant client; conversions and deconversions of clients’ portfolios do not occur as scheduled; the deconversion of a significant client; changes occur in laws, rules, regulations, credit card association rules, prepaid industry rules or other industry standards affecting TSYS and our clients that may result in costly new compliance burdens on TSYS and our clients and lead to a decrease in the volume and/or number of transactions processed or limit the types and amounts of fees that can be charged to customers, and in particular the Consumer Financial Protection Bureau’s new rule regarding prepaid financial products; the potential for our systems and software to contain undetected errors, viruses or defects;  the costs and effects of litigation, investigations or similar matters or adverse facts and developments relating thereto; adverse developments with respect to the payment card industry in general, including a decline in the use of cards as a payment mechanism; one or more of the assumptions upon which earnings guidance for 2019 is based is inaccurate; growth rates of TSYS’ existing clients are lower than anticipated or attrition rates of existing clients are higher than anticipated; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of TSYS and Global Payments to terminate the merger agreement; the outcome of any legal proceedings that may be instituted against TSYS, Global Payments or their respective directors; the ability to obtain regulatory approvals and meet other closing conditions to the merger on a timely basis or at all, including the risk that regulatory approvals required for the merger are not obtained on a timely basis or at all, or are obtained subject to conditions that are not anticipated or that could adversely affect the combined company or the expected benefits of the transaction; the ability to obtain approval by TSYS shareholders and Global Payments shareholders on the expected terms and schedule; difficulties and delays in integrating the TSYS and Global Payments businesses, including with respect to implementing systems to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units; failing to fully realize anticipated cost savings and other anticipated benefits of the merger when expected or at all; business disruptions from the proposed merger that will harm TSYS’ or Global Payments’ business, including current plans and operations; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger, including as it relates to TSYS’ or Global Payments’ ability to successfully renew existing client contracts on favorable terms or at all and obtain new clients; failing to comply with the applicable requirements of Visa, Mastercard or other payment networks or card schemes or changes in those requirements; the ability of TSYS or Global Payments to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; uncertainty as to the long-term value of the common stock of Global Payments following the merger, including the dilution caused by Global Payments’ issuance of additional shares of its common stock in connection with the transaction; the continued availability of capital and financing following the merger; the business, economic and political conditions in the markets in which TSYS and Global Payments operate; the impact of new or changes in current laws, regulations, credit card association rules or other industry standards, including privacy and cybersecurity laws and regulations; and events beyond TSYS’ or Global Payments’ control, such as acts of terrorism.

Additional risks and other factors that could cause actual results or events to differ materially from those contemplated in this release can be found in TSYS’ filings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. TSYS disclaims any obligation to update any forward-looking statements as a result of new information, future developments or otherwise except as required by law.

   Additional Information About the Merger and Where to Find It

In connection with the proposed merger, Global Payments filed with the SEC a registration statement on Form S-4 to register the shares of Global Payments’ common stock to be issued in connection with the merger on July 23, 2019. The registration statement includes a joint proxy statement/prospectus. Global Payments and TSYS commenced mailing the joint proxy statement/prospectus to shareholders on or about July 25, 2019. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE RELATED JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, WHEN THEY BECOME AVAILABLE, BECAUSE THEY DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT TSYS, GLOBAL PAYMENTS AND THE PROPOSED MERGER.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from TSYS at its website, www.tsys.com, or from Global Payments at its website, www.globalpaymentsinc.com.  Documents filed with the SEC by TSYS will be available free of charge by accessing TSYS’ website at www.tsys.com under the heading Investor Relations, or, alternatively, by directing a request by telephone or mail to TSYS at One TSYS Way, Columbus, Georgia 31901, and documents filed with the SEC by Global Payments will be available free of charge by accessing Global Payments’ website at www.globalpaymentsinc.com under the heading Investor Relations or, alternatively, by directing a request by telephone or mail to Global Payments at 3550 Lenox Road, Suite 3000, Atlanta, Georgia 30326, Attention: Investor Relations.

Participants In The Solicitation

TSYS and Global Payments and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Global Payments and TSYS in respect of the proposed merger under the rules of the SEC. Information about Global Payments’ directors and executive officers is available in Global Payments’ proxy statement dated March 13, 2019 for its 2019 Annual Meeting of Shareholders. Information about TSYS’ directors and executive officers is available in TSYS’ proxy statement dated March 20, 2019 for its 2019 Annual Meeting of Shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the joint proxy statement/prospectus referenced above and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Global Payments or TSYS using the sources indicated above.

No Offer Or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Contacts:

Cyle Mims

TSYS Media Relations

+1.706.644.3110

cylemims@tsys.com

Shawn Roberts

TSYS Investor Relations

+1.706.644.6081

shawnroberts@tsys.com

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TSYS

Financial Highlights

(unaudited)

(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			Percent			Percent
	2019	2018	Change	2019	2018	Change
Total revenues	$1,035,485	1,007,580	2.8%	$2,070,016	1,994,750	3.8%

Cost of services	630,821	617,818	2.1	1,263,032	1,231,183	2.6
Selling, general and administrative expenses	185,577	181,064	2.5	364,627	366,598	(0.5)
Total expenses	816,398	798,882	2.2	1,627,659	1,597,781	1.9

Operating income	219,087	208,698	5.0	442,357	396,969	11.4

Nonoperating expenses	(37,416)	(41,170)	9.1	(80,407)	(78,812)	(2.0)
Income before income taxes and equity in income of equity investments	181,671	167,528	8.4	361,950	318,157	13.8
Income tax expense	31,128	37,415	(16.8)	61,027	55,549	9.9
Income before equity in income of equity investments	150,543	130,113	15.7	300,923	262,608	14.6
Equity in income of equity investments, net of tax	12,217	12,322	(0.9)	23,444	22,929	2.2
Net income	162,760	142,435	14.3	324,367	285,537	13.6
Net income attributable to noncontrolling interests	—	—	na	—	(1,261)	100.0
Net income attributable to TSYS common shareholders	$162,760	142,435	14.3%	$324,367	284,276	14.1%

Earnings per share (EPS):
Basic EPS	$0.92	0.78	17.7%	$1.83	1.56	16.9%

Diluted EPS	$0.91	0.78	17.5%	$1.81	1.55	16.8%

Weighted average shares outstanding:
(includes participating securities)
Basic	176,962	182,355		177,697	181,991
Diluted	178,514	183,575		179,198	183,456

Dividends declared per share	$0.13	0.13		$0.26	0.26

Non-GAAP measures:*
Net revenue	$979,920	956,548	2.4%	$1,960,189	1,892,045	3.6%

Adjusted EBITDA	$368,939	345,021	6.9%	$726,226	675,943	7.4%

Adjusted earnings	$226,686	203,796	11.2%	$442,132	411,383	7.5%

Adjusted diluted EPS	$1.27	1.11	14.4%	$2.47	2.24	10.0%

*    See reconciliation of non-GAAP measures.

na = not applicable

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TSYS

Segment Breakdown

(unaudited)

(in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
			Change				Change
	2019	2018	$	%	2019	2018	$	%
Adjusted segment EBITDA:
Issuer Solutions (a)	$209,845	195,275	14,570	7.5%	$414,779	391,040	23,739	6.1%
Merchant Solutions (b)	138,366	133,418	4,948	3.7	267,201	252,358	14,843	5.9
Consumer Solutions (c)	53,595	54,545	(950)	(1.7)	117,288	108,212	9,076	8.4
Corporate admin and other	(32,867)	(38,217)	5,350	14.0	(73,042)	(75,667)	2,625	3.5
Total (d)	368,939	345,021	23,918	6.9	726,226	675,943	50,283	7.4
Less:
Share-based compensation	11,500	14,229	(2,729)	(19.2)	22,214	20,524	1,690	8.2
M&A and integration expenses	17,150	2,581	14,569	nm	20,860	16,949	3,911	23.1
Depreciation and amortization	104,773	104,290	483	0.5	208,483	208,679	(196)	(0.1)
Client incentive/contract cost amortization	8,250	6,712	1,538	22.9	16,288	13,584	2,704	19.9
Contract cost asset amortization	8,179	8,511	(332)	(3.9)	16,024	19,238	(3,214)	(16.7)
Operating income	219,087	208,698	10,389	5.0	442,357	396,969	45,388	11.4
Nonoperating expenses	(37,416)	(41,170)	3,754	9.1	(80,407)	(78,812)	(1,595)	(2.0)
Income before income taxes and equity in income of equity investments	$181,671	167,528	14,143	8.4%	$361,950	318,157	43,793	13.8%

Net revenue by segment:
Issuer Solutions (e)	$432,445	421,015	11,430	2.7%	$865,919	844,589	21,330	2.5%
Merchant Solutions (f)	364,210	346,389	17,821	5.1	707,166	663,792	43,374	6.5
Consumer Solutions (g)	196,143	200,293	(4,150)	(2.1)	415,321	410,781	4,540	1.1
Segment net revenue	992,798	967,697	25,101	2.6	1,988,406	1,919,162	69,244	3.6
Less: Intersegment revenues	12,878	11,149	1,729	15.5	28,217	27,117	1,100	4.1
Net revenue (h)	979,920	956,548	23,372	2.4	1,960,189	1,892,045	68,144	3.6
Add: reimbursable items	55,565	51,032	4,533	8.9	109,827	102,705	7,122	6.9
Total revenues	$1,035,485	1,007,580	27,905	2.8%	$2,070,016	1,994,750	75,266	3.8%

Adjusted segment EBITDA margin on segment net revenue:
Issuer Solutions (a)/(e)	48.5%	46.4%			47.9%	46.3%
Merchant Solutions (b)/(f)	38.0%	38.5%			37.8%	38.0%
Consumer Solutions (c)/(g)	27.3%	27.2%			28.2%	26.3%

Adjusted EBITDA margin on net revenue: (d)/(h)	37.6%	36.1%			37.0%	35.7%

nm = not meaningful

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TSYS

Segment Breakdown

(unaudited)

(in thousands)

	Three Months Ended June 30,					Six Months Ended June 30,
			Change					Change
	2019	2018	$	%		2019	2018	$	%
Depreciation and amortization by segment:
Issuer Solutions	$36,129	29,640	6,489	21.9%	XX	$71,296	57,971	13,325	23.0%
Merchant Solutions	8,257	7,523	734	9.8		15,940	15,348	592	3.9
Consumer Solutions	5,202	4,313	889	20.6		9,618	8,573	1,045	12.2
Depreciation and amortization	49,588	41,476	8,112	19.6		96,854	81,892	14,962	18.3
Acquisition intangible amortization	53,706	61,865	(8,159)	(13.2)		108,663	124,888	(16,225)	(13.0)
Corporate admin and other	1,479	949	530	55.8		2,966	1,899	1,067	56.2
Total depreciation and amortization	$104,773	104,290	483	0.5%		$208,483	208,679	(196)	(0.1)%

Segment statistical data:

Issuer Solutions
Total transactions (in millions)	6,645.4	6,050.0	595.4	9.8%		12,594.2	11,598.0	996.2	8.6%
Total Accounts on File (AOF) (in millions)						769.0	829.3	(60.3)	(7.3)%
Total Traditional AOF (in millions)						638.9	588.9	50.0	8.5%

Merchant Solutions
Point-of-sale transactions (in millions)	1,700.3	1,498.5	201.8	13.5%		3,224.7	2,838.0	386.7	13.6%
Dollar sales volume (in millions)	$43,890.0	40,362.1	3,527.9	8.7%		$84,131.6	77,628.8	6,502.8	8.4%
Segment net revenue per transaction	$0.214	0.231	(0.017)	(7.3)%		$0.219	0.234	(0.015)	(6.2)%

Consumer Solutions
Gross dollar volume (in millions)	$8,659.8	8,336.2	323.6	3.9%		$18,713.3	18,030.5	682.8	3.8%
Direct deposit 90-day active cards (in thousands)						2,453.3	2,518.7	(65.4)	(2.6)%
90-day active cards (in thousands)						4,973.6	5,078.5	(104.9)	(2.1)%
% of 90-day active cards with direct deposit						49.3%	49.6%

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TSYS

Condensed Balance Sheet

(unaudited)

(in thousands)

	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$458,220	471,156
Accounts receivable, net	513,712	450,322
Contract assets	43,847	30,950
Other current assets	224,048	188,355
Total current assets	1,239,827	1,140,783
Goodwill	4,114,851	4,114,838
Software and other intangible assets, net	1,224,111	1,331,238
Property and equipment, net	373,868	383,074
Operating lease right-of-use assets, net	198,539	—
Contract assets - long-term	56,925	47,839
Contract costs assets - long-term	148,938	145,598
Other long term assets	349,747	305,339
Total assets	$7,706,806	7,468,709

Liabilities
Current liabilities:
Accounts payable	$57,911	97,956
Current portion of long-term borrowings, finance leases and license agreements	35,523	29,125
Current portion of operating lease liabilities	43,346	—
Contract liabilities	51,553	47,227
Other current liabilities	312,994	341,293
Total current liabilities	501,327	515,601
Long-term borrowings, finance leases and license agreements, excluding current portion	4,042,738	3,889,541
Long-term operating lease liabilities, excluding current portion	167,102	—
Deferred income tax liabilities	401,486	380,278
Contract liabilities - long-term	25,281	21,489
Other long-term liabilities	74,278	75,894
Total liabilities	5,212,212	4,882,803
Equity	2,494,594	2,585,906
Total liabilities and equity	$7,706,806	7,468,709

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TSYS

Selected Cash Flow Highlights

(unaudited)

(in thousands)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net income	$324,367	285,537
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in income of equity investments, net of tax	(23,444)	(22,929)
Dividends received from equity investments	—	892
Depreciation and amortization	208,483	208,679
Amortization of debt issuance costs	2,652	2,362
Amortization of operating lease right-of-use assets	25,555	—
Share-based compensation	22,214	20,524
Deferred income tax expense	21,258	18,657
Other noncash adjustments	27,293	43,187
Changes in operating assets and liabilities	(212,948)	(86,316)
Net cash provided by operating activities	395,430	470,593

Purchases of property and equipment	(30,844)	(48,608)
Additions to licensed computer software from vendors	(61,209)	(19,216)
Additions to internally developed computer software	(24,817)	(19,934)
Cash used in acquisitions, net of cash acquired	—	(1,051,629)
Other investing activities	(2,700)	(4,119)
Net cash used in investing activities	(119,570)	(1,143,506)

Principal payments on long-term borrowings, finance lease obligations and license agreements	(299,499)	(2,626,534)
Proceeds from long-term borrowings	450,000	3,477,000
Debt issuance costs	—	(15,979)
Purchase of noncontrolling interests	—	(126,000)
Dividends paid on common stock	(46,534)	(47,189)
Proceeds from exercise of stock options	6,911	29,289
Repurchase of common stock	(400,023)	(82)
Other financing activities	—	(3,779)
Net cash (used in) provided by financing activities	(289,145)	686,726

Cash, cash equivalents and restricted cash:
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(332)	(4,143)
Net (decrease) increase in cash, cash equivalents and restricted cash	(13,617)	9,670
Cash, cash equivalents and restricted cash at beginning of period	474,279	451,370
Cash, cash equivalents and restricted cash at end of period	$460,662	461,040

Supplemental
Capital expenditures	$116,870	87,758
Free cash flow (non-GAAP)*	$278,560	382,835

* See reconciliation of non-GAAP measures.

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TSYS

Supplemental Information

(unaudited)

Other

Accounts on File (AOF):

	Total Accounts on File
	At	At	Percent
(in millions)	June 2019	June 2018	Change
Consumer	532.2	493.8	7.8%
Commercial	61.6	56.8	8.4
Other	45.1	38.3	18.0
Traditional AOF	638.9	588.9	8.5
Prepaid*/Stored Value	8.4	37.0	(77.2)
Commercial Card Single Use	121.7	106.0	14.8
Government Services	—	97.4	(100.0)
Total AOF	769.0	829.3	(7.3)%

* Prepaid does not include Consumer Solutions accounts.

Growth in Accounts on File (in millions):
	June 2018 to	June 2017 to
(in millions)	June 2019	June 2018
Beginning balance	829.3	773.6
Change in accounts on file due to:
Internal growth of existing clients	56.7	53.7
New clients	23.8	37.3
Purges/Sales	(22.3)	(34.4)
Deconversions	(118.5)	(0.9)
Ending balance	769.0	829.3

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Reconciliation of GAAP to Non-GAAP Financial Measures

Non-GAAP Measures

The schedules below provide a reconciliation of revenues and operating results on a constant currency basis to reported revenues and operating income. This non-GAAP measure presents second quarter 2019 financial results using the previous year’s foreign currency exchange rates. On a constant currency basis, TSYS’ total revenues for the second quarter of 2019 were higher 3.4% as compared to a reported GAAP increase of 2.8%. On a constant currency basis, TSYS’ total revenues for the first six months of 2019 were higher 4.5% as compared to a reported GAAP increase of 3.8%.

The schedules below also provide a reconciliation of total revenues to net revenue.

The schedules below also provide a reconciliation of net income attributable to TSYS common shareholder to adjusted earnings, and diluted EPS to adjusted diluted EPS.

Although the Company excludes the amortization of purchased intangibles from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

The schedules below also provide a reconciliation of net income to adjusted EBITDA.

The schedules below also provide a reconciliation of cash flows from operating activities and capital expenditures to free cash flow.

The schedules below also provide a reconciliation of 2019 guidance of total revenues to net revenue and diluted EPS to adjusted diluted EPS.

The tax rate used in the calculation of adjusted diluted EPS for the quarter is equal to an estimate of our annual effective tax rate on GAAP income. This effective rate is estimated annually and may be adjusted during the year to take into account events or trends that materially impact the effective tax rate including, but not limited to, significant changes resulting from tax legislation, material changes in the mix of revenues and expenses by entity and other significant events.

TSYS believes that non-GAAP financial measures are important to enable investors to understand and evaluate its ongoing operating results. Accordingly, TSYS includes non-GAAP financial measures when reporting its financial results to shareholders and potential investors in order to provide them with an additional tool to evaluate TSYS’ ongoing business operations. TSYS believes that the non-GAAP financial measures are representative of comparative financial performance that reflects the economic substance of TSYS’ current and ongoing business operations.

Although non-GAAP financial measures are often used to measure TSYS’ operating results and assess its financial performance, they are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the method of calculation.

TSYS believes that its provision of non-GAAP financial measures provides investors with important key financial performance indicators that are utilized by management to assess TSYS’ operating results, evaluate the business and make operational decisions on a prospective, going-forward basis. Hence, management provides disclosure of non-GAAP financial measures to give shareholders and potential investors an opportunity to see TSYS as viewed by management, to assess TSYS with some of the same tools that management utilizes internally and to be able to compare such information with prior periods. TSYS believes that inclusion of non-GAAP financial measures provides investors with additional information to help them better understand its financial statements just as management utilizes these non-GAAP financial measures to better understand the business, manage budgets and allocate resources.

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Reconciliation of GAAP to Non-GAAP

Constant Currency Comparison

(unaudited)

(in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
			Percent			Percent
	2019	2018	Change	2019	2018	Change
Consolidated
Total revenues (GAAP)	$1,035,485	1,007,580	2.8%	$2,070,016	1,994,750	3.8%
Foreign currency impact (1)	6,839	—		15,107	—
Constant currency (2) (non-GAAP)	$1,042,324	1,007,580	3.4%	$2,085,123	1,994,750	4.5%

Net revenue (non-GAAP)	$979,920	956,548	2.4%	$1,960,189	1,892,045	3.6%
Foreign currency impact (1)	6,354	—		14,060	—
Constant currency (2) (non-GAAP)	$986,274	956,548	3.1%	$1,974,249	1,892,045	4.3%

Operating income (GAAP)	$219,087	208,698	5.0%	$442,357	396,969	11.4%
Foreign currency impact (1)	1,989	—		3,886	—
Constant currency (2) (non-GAAP)	$221,076	208,698	5.9%	$446,243	396,969	12.4%

Issuer Solutions
Segment net revenue (GAAP)	$432,445	421,015	2.7%	$865,919	844,589	2.5%
Foreign currency impact (1)	6,415	—		14,261	—
Constant currency (2) (non-GAAP)	$438,860	421,015	4.2%	$880,180	844,589	4.2%

(1)   Reflects the impact of calculated changes in foreign currency rates from the comparable period.

(2)   Reflects current period results on a non-GAAP basis as if foreign currency rates did not change from the comparable prior year period.

Net Revenue

(unaudited)

(in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
			Percent			Percent
	2019	2018	Change	2019	2018	Change
Total revenues	$1,035,485	1,007,580	2.8%	$2,070,016	1,994,750	3.8%
Less: reimbursable items	55,565	51,032	8.9	109,827	102,705	6.9
Net revenue	$979,920	956,548	2.4%	1,960,189	1,892,045	3.6%

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Reconciliation of GAAP to Non-GAAP

Adjusted Diluted Earnings per Share

(unaudited)

(in thousands, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
			Percent			Percent
	2019	2018	Change	2019	2018	Change
Net income attributable to TSYS common shareholders (GAAP)	$162,760	142,435	14.3%	$324,367	284,276	14.1%
Adjust for amounts attributable to TSYS common shareholders:
Add: Acquisition intangible amortization*	53,707	61,830	(13.1)	$108,663	124,818	(12.9)
Add: Share-based compensation	11,500	14,228	(19.2)	22,214	20,522	8.2
Add: M&A and integration expenses**	17,150	2,581	nm	20,860	16,949	23.1
Less: Tax impact of adjustments***	(18,431)	(17,278)	(6.7)	(33,972)	(35,182)	3.4
Adjusted earnings (non-GAAP)	$226,686	203,796	11.2%	$442,132	411,383	7.5%

Diluted EPS - Net income attributable to TSYS common shareholders
As reported (GAAP)	$0.91	0.78	17.5%	$1.81	1.55	16.8%

Adjusted diluted EPS (non-GAAP)	$1.27	1.11	14.4%	$2.47	2.24	10.0%

Weighted average diluted shares outstanding	178,514	183,575		179,198	183,456

*     The Company’s amortization of acquisition intangible assets is disclosed in its 2018 Form 10-K filing in the applicable footnotes to the consolidated financial statements (Note 7 Other Intangible Assets, Net and the amortization expense associated with acquisition technology intangibles in Note 8 Intangible Assets – Computer Software, Net).

**    Costs associated with the merger &acquisitions and integrations are included in selling, general and administrative expenses and nonoperating expenses.

***   Certain of these merger and acquisition costs are nondeductible for income tax purposes.

nm = not meaningful

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Reconciliation of GAAP to Non-GAAP

Adjusted EBITDA

(unaudited)

(in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
			Percent			Percent
	2019	2018	Change	2019	2018	Change
Net income (GAAP) (a)	$162,760	142,435	14.3%	$324,367	285,537	13.6%
Adjust for:
Less: Equity in income of equity investments	(12,217)	(12,322)	0.9	(23,444)	(22,929)	(2.2)
Add: Income tax expense	31,128	37,415	(16.8)	61,027	55,549	9.9
Add: Interest expense, net	43,014	41,119	4.6	85,783	77,772	10.3
Add: Depreciation and amortization	104,773	104,290	0.5	208,483	208,679	(0.1)
Add: Client incentive/contract asset amortization	8,250	6,712	22.9	16,288	13,584	19.9
Add: Contract cost asset amortization	8,179	8,511	(3.9)	16,024	19,238	(16.7)
Less/Add: (Gain)/Loss on foreign currency translations	(850)	(535)	(58.9)	287	(107)	nm
Less/Add: Other nonoperating (income)/expenses	(4,748)	586	nm	(5,663)	1,147	nm
Add: Share-based compensation	11,500	14,229	(19.2)	22,214	20,524	8.2
Add: M&A and integration expenses*	17,150	2,581	nm	20,860	16,949	23.1
Adjusted EBITDA (non-GAAP) (b)	$368,939	345,021	6.9%	$726,226	675,943	7.4%

Total revenues (c)	$1,035,485	1,007,580	2.8%	$2,070,016	1,994,750
Net income margin on total revenues (GAAP) (a)/(c)	15.7%	14.1%		15.7%	14.3%

Net revenue (d)	$979,920	956,548	2.4%	$1,960,189	1,892,045
Adjusted EBITDA margin on net revenue (non-GAAP) (b)/(d)	37.6%	36.1%		37.0%	35.7%

*    Costs associated with the merger & acquisitions and integrations are included in selling, general and administrative expenses.

nm = not meaningful

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Reconciliation of GAAP to Non-GAAP

Free Cash Flow

(unaudited)

(in thousands)

	Six Months Ended
Free cash flow:	June 30,
	2019	2018

Net cash provided by operating activities (GAAP)	$395,430	470,593
Capital expenditures	(116,870)	(87,758)
Free cash flow (non-GAAP)	$278,560	382,835

Guidance Summary

(unaudited)

(in millions, except per share data)

	2019			% Change
Revenue:

Total revenues (GAAP)	$4,190	to	$4,290	4%	to	6%
Less: reimbursable items	200	to	200
Net revenue (non-GAAP)	$3,990	to	$4,090	5%	to	7%

Earnings per share (EPS) :

Diluted EPS (GAAP)	$3.48	to	$3.63	11%	to	16%
Acquisition intangible amortization, share-based compensation, litigation, claims, judgments or settlements and M&A and integration expenses, less the tax impact of adjustments	1.27	to	1.27
Adjusted diluted EPS attributable to TSYS common shareholders * (non-GAAP)	$4.75	to	$4.90	6%	to	10%

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